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                                                                    EXHIBIT 21.1


                             PANAMSAT CORPORATION

                             List of Subsidiaries


     PanAmSat Communications Japan, Inc.                        California

     PanAmSat Communications Carrier Services, Inc.             California

     PanAmSat Communications Services, Inc.                     California

     PanAmSat International Holdings, Inc.                      Delaware

     USHI, Inc.                                                 Delaware

     PanAmSat International Systems, Inc.                       Delaware

     PAS International Employment, Inc.                         Delaware

     PanAmSat Europe Limited                                    United Kingdom

     PanAmSat Asia Pty., Ltd.                                   Australia

     PanAmSat FSC, Incorporated                                 Barbados

     PanAmSat Africa (Proprietary), Ltd.                        South Africa

     Southern Satellite Licensee Corp.                          Delaware

     PanAmSat Carrier Services, Inc.                            Delaware

     Southern Satellite Corp.                                   Connecticut

     PanAmSat Capital Corporation                               Delaware

     PanAmSat Licensee Corp.                                    Delaware

     PanAmSat India, Inc.                                       Delaware

     PanAmSat Mexico. Inc.                                      Delaware

     PanAmSat Asia Carrier Services, Inc.                       Delaware